Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form S-8 of Talon International Inc. of our report dated April 11, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule which appears in the Annual Report on Form 10-K of Talon International Inc, for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Singer Lewak Greenbaum & Goldstein
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SINGER LEWAK GREENBAUM & GOLDSTEIN

Los Angeles, California
April 22, 2008